UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): January 26, 2021

Myers Industries, Inc.

(Exact Name of Registrant as Specified in Charter)

Ohio	001-8524	34-0778636
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1293 South Main Street, Akron, Oh io 44301

(Address of Principal Executive Offices, and Zip Code)

(330) 253-5592

Registrant’s Telephone Number, Including Area Code

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, without par value	MYE	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 27, 2021, Myers Industries, Inc. (the “Company”) issued a press release announcing the appointment of Sonal P. Robinson as Executive Vice President of Finance effective February 1, 2021. The Company also announced that Ms. Robinson will assume the role of Executive Vice President and Chief Financial Officer in March 2021. The full text of the Company’s press release is attached as Exhibit 99.1 to this Current Report on Form 8-K.

Ms. Robinson, age 52, most recently served as Vice President and Treasurer of The J.M. Smucker Company (“Smucker”) from 2016 through 2020. Ms. Robinson’s prior roles during her 27-year tenure at Smucker included Vice President, Finance for the U.S. Retail Coffee segment and Vice President, Investor Relations.

Ms. Robinson’s base salary initially will be $435,000, subject to annual review. Ms. Robinson will be eligible to participate in the Company’s annual incentive program at a target benefit of 60% of her annual base salary on a pro-rated basis for the 2021 calendar year. Ms. Robinson will also be eligible to participate in the Company’s long-term incentive program at a target award value of 90% of her annual base salary. Ms. Robinson is also eligible to participate in the Company’s Senior Officer Severance Plan (“Severance Plan”) which provides severance benefits under certain events of termination as described in the Company’s Current Report on Form 8-K filed February 27, 2020, and as amended effective April 6, 2020 as described in the Company’s Current Report on Form 8-K filed April 6, 2020. The Company has also entered into a Non-Competition and Confidentiality Agreement with Ms. Robinson effective February 1, 2021 as a condition of her participation in the Severance Plan, under terms and conditions substantively consistent with agreements entered into with other executive officers, including a noncompete period of 12 months following any termination and restrictive covenants prohibiting solicitation of Company customers and employees. The foregoing summary is not complete and is qualified in its entirety by reference to the full and complete terms of the Non-Competition and Confidentiality Agreement, a copy of which is attached as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 7.01	Regulation FD Disclosure.

As described in “Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers” above, on January 27, 2021, the Company issued a press release announcing the appointment of Sonal P. Robinson as Executive Vice President of Finance effective February 1, 2021 and announcing that Ms. Robinson will assume the role of Executive Vice President and Chief Financial Officer in March 2021. The full text of the Company’s press release is attached as Exhibit 99.1 to this Current Report on Form 8-K.

Pursuant to General Instruction B.2 of Current Report on Form 8-K, the information in this Item 7.01 is being furnished and shall not be deemed to be “filed” for purposes of Section 18 of the Exchange Act, or otherwise subject to the liability of that section. Furthermore, the information in this Item 7.01 shall not be deemed to be incorporated by reference into the filings of the Company under the Securities Act except as may be expressly set forth by specific reference in such filing.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description

10.1	Non-Competition and Confidentiality Agreement dated January 26, 2021 and effective February 1, 2021

99.1	Press Release dated January 27, 2021

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Myers Industries, Inc.

By:	/s/ Andrean R. Horton
Andrean R. Horton, Esq.
Chief Legal Officer and Secretary

Date: January 27, 2021